Exhibit 99.1

ITEM 6. SELECTED FINANCIAL DATA

The consolidated and combined statements of financial condition and income data as of and for the years ended December 31, 2008, 2007, 2006, 2005, and 2004 have been derived from our consolidated and combined financial statements. The audited Consolidated and Combined Statements of Financial Condition as of December 31, 2008 and 2007 and Consolidated and Combined Statements of Operations for the years ended December 31, 2008, 2007 and 2006 are included elsewhere in this Form 8-K. The audited Consolidated and Combined Statements of Financial Condition as of December 31, 2006, 2005 and 2004 and Consolidated and Combined Statements of Operations for the years ended December 31, 2005 and 2004 are not included in this Form 8-K. Historical results are not necessarily indicative of results for any future period.

The selected consolidated and combined financial data should be read in conjunction with “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated and combined financial statements and related notes included elsewhere in this Form 8-K.

	Year Ended December 31,
	2008	2007	2006	2005	2004
	(Dollars in Thousands)
Revenues
Management and Advisory Fees	$1,476,357	$1,566,047	$1,077,139	$478,908	496,195
Performance Fees and Allocations	(1,247,320)	1,126,640	1,267,764	880,906	973,496
Investment Income (Loss)	(622,877)	333,762	259,736	206,296	252,634
Interest Income and Other	44,479	23,699	12,790	2,122	2,821

Total Revenues	(349,361)	3,050,148	2,617,429	1,568,232	1,725,146

Expenses
Compensation and Benefits (1)	3,859,787	2,256,647	250,067	182,604	139,513
Interest	23,008	32,080	36,932	23,830	16,239
General, Administrative and Other	440,776	324,200	122,395	87,413	78,126
Fund Expenses	63,031	151,917	143,695	67,972	43,123

Total Expenses	4,386,602	2,764,844	553,089	361,819	277,001

Other Income (Loss)
Net Gains (Losses) from Fund Investment Activities	(872,336)	5,423,132	6,090,145	4,071,046	4,992,837

Income (Loss) Before Provision (Benefit) for Taxes	(5,608,299)	5,708,436	8,154,485	5,277,459	6,440,982

Provision (Benefit) for Taxes	(14,145)	47,693	31,934	12,260	16,120

Net Income (Loss)	(5,594,154)	5,660,743	8,122,551	5,265,199	6,424,862

Net Income (Loss) Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	(632,495)	628,354	593,328	421,680	313,503

Net Income (Loss) Attributable to Non-Controlling Interests in Consolidated Entities	(159,828)	4,510,881	5,263,017	3,512,856	4,588,044

Net Income (Loss) Attributable to Non-Controlling Interests in Blackstone Holdings	(3,638,799)	857,022	2,266,206	1,330,663	1,523,315

Net Income (Loss) Attributable to The Blackstone Group L.P.	$(1,163,032)	$(335,514)	$—	$—	$—

Net Loss Per Common Unit – Basic and Diluted (2)
Common Units Entitled to Priority Distributions	$(4.32)	$(1.28)	N/A	N/A	N/A

Common Units Not Entitled to Priority Distributions	$(3.06)	N/A	N/A	N/A	N/A

Priority Distributions Declared (3)	$1.20	$0.30	N/A	N/A	N/A

(1)	Prior to the IPO in June 2007, our compensation and benefits expense reflected compensation (primarily salary and bonus) paid or accrued solely to our non-senior managing director employees. Subsequent to our IPO, our compensation and benefits expense reflects (1) employee compensation and benefits expense paid and payable to our employees, including our senior managing directors, (2) equity-based compensation associated with grants of equity-based awards to senior managing directors, other employees and selected other individuals engaged in our businesses, including the amortization of all equity granted to existing employees at the time of the IPO, and (3) performance payment arrangements for Blackstone personnel and profit sharing interests in carried interest.
(2)	Prior to our IPO in June 2007, we did not have any Blackstone common units. Accordingly, we had no earnings per common unit for the prior periods. Please refer to “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Significant Transactions—Reorganization” for further discussion.
(3)	Distributions declared reflects the calendar date of declaration for each distribution; the fourth quarter distribution, if any, for any fiscal year will be declared and paid in the subsequent fiscal year. For fiscal 2007 we declared and paid distributions per common unitholder of $0.60 and for fiscal year 2008 we have declared and paid distributions per common unitholder of $0.90.

	As of December 31,
	2008	2007	2006	2005	2004
	(Dollars in Thousands)
Statement of Financial Condition Data
Total Assets	$9,262,187	$13,175,245	$33,891,044	$21,121,124	$21,253,939
Total Liabilities	$3,370,612	$2,890,960	$2,373,273	$2,082,771	$1,930,001
Redeemable Non-Controlling Interests in Consolidated Entities	$362,462	$2,438,266	$6,060,444	$4,333,757	$4,909,893
Partners’ Capital	$5,529,113	$7,846,019	$25,457,327	$14,704,596	$14,414,045

(a)	The decrease in total assets from December 31, 2006, 2005 and 2004 to December 31, 2008 and 2007 is due to the deconsolidation of the Blackstone Funds as described in “—Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Significant Transactions—Consolidation and Deconsolidation of Blackstone Funds”.

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